The Guardian Investor Variable Annuity L Series
A flexible premium deferred variable annuity
Variable Annuity Application	The Guardian Insurance & Annuity Company, Inc. (GIAC)
(See last page for mailing address)	Domiciled in Delaware
Customer Service Office: 3900 Burgess Place, Bethlehem, PA 18107

To help the government fight the funding of terrorism and money laundering activities, federal law requires all financial institutions to obtain, verify and record information that identifies each person who applies for a variable annuity. We ask you for your name, social security number, street address, date of birth and other information that will allow us to identify you. This information will be verified to ensure identity of individuals applying for ownership of a variable annuity.

Benefits under the contract being applied for that are based on the investment experience of a Separate Account are variable, may increase or decrease and are not guaranteed as to a fixed dollar amount.

1. ACCOUNT REGISTRATION

    Owner         Check One:  ☐  Male    ☐  Female    ☐  Trust/Entity

Name		SS# or Tax ID#
Mailing Address	City	State	Zip
Residential Address (Required if different from mailing address or if mailing address is a P.O. Box)	City	State	Zip
Date of Birth (mm/dd/yyyy)	E-mail	Daytime Telephone

  Joint Owner (If any - not available on qualified contracts)         Check One:  ☐  Male    ☐  Female

Name	SS# or Tax ID#	Relationship to Owner (Check One) ☐ Spouse ☐ Other
Mailing Address	City	State	Zip
Residential Address (Required if different from mailing address or if mailing address is a P.O. Box)	City	State	Zip
Date of Birth (mm/dd/yyyy)	E-mail	Daytime Telephone

  Annuitant (Complete only if different from Owner, above)        Check One:  ☐  Male    ☐  Female

Name	SS# or Tax ID#	Relationship to Owner (Check One) ☐ Spouse ☐ Other
Mailing Address	City	State	Zip
Residential Address (Required if different from mailing address or if mailing address is a P.O. Box)	City	State	Zip
Date of Birth (mm/dd/yyyy)	E-mail	Daytime Telephone

  Contingent Annuitant (Optional - not available if owner is a trust/entity)         Check One:  ☐  Male    ☐  Female

Name		SS# or Tax ID#
Mailing Address	City	State	Zip
Residential Address (Required if different from mailing address or if mailing address is a P.O. Box)	City	State	Zip
Date of Birth (mm/dd/yyyy)	E-mail	Daytime Telephone

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2. CONTRACT TYPE Check either Non-Qualified or one of the Qualified Contract Types:

☐ Non-Qualified (NQ)	☐ Traditional IRA ☐ Rollover Traditional IRA ☐ Roth IRA ☐ Roth Conversion IRA ☐ Rollover Roth IRA ☐ SEP IRA

☐ Inherited Traditional IRA* ☐ Inherited Roth IRA* ☐ 401(k)

☐ SIMPLE IRA** ☐ Custodial IRA

	☐ 401(a)	☐ Other
(Please indicate type of qualified plan)

* Complete Inherited IRA Supplement

** Complete SIMPLE IRA Summary Agreement

3. BENEFICIARY

If more than one primary or contingent beneficiary is selected, please indicate the percentage share of each beneficiary below in whole %. The percentage allocated to primary and contingent beneficiaries must each add up to 100%. Attach a separate sheet if necessary, signed and dated.

Primary Beneficiary Name		Relationship to Owner	%	☐ Male ☐ Female	SS# or Tax ID#
Residential Address (No P.O. Boxes, please)	City	State	Zip		Date of Birth (mm/dd/yyyy)
☐ Primary ☐ Contingent	Name	Relationship to Owner	%	☐ Male ☐ Female	SS# or Tax ID#
Residential Address (No P.O. Boxes, please)	City	State	Zip		Date of Birth (mm/dd/yyyy)
☐ Primary ☐ Contingent	Name	Relationship to Owner	%	☐ Male ☐ Female	SS# or Tax ID#
Residential Address (No P.O. Boxes, please)	City	State	Zip		Date of Birth (mm/dd/yyyy)
☐ Primary ☐ Contingent	Name	Relationship to Owner	%	☐ Male ☐ Female	SS# or Tax ID#
Residential Address (No P.O. Boxes, please)	City	State	Zip		Date of Birth (mm/dd/yyyy)

4. PURCHASE PAYMENT INSTRUCTIONS

Initial Premium Payment: $ . (Minimum of $10,000 for non-qualified contracts/$2,000 for qualified contracts.)

Payment Method:	☐ 1035 Exchange ☐ Rollover /Transfer ☐ Wire

☐ Check (payable to The Guardian Insurance & Annuity Company, Inc.) ☐ Other

I wish to be billed for my subsequent premium payments of $ on the following schedule:

☐ Monthly ☐ Quarterly ☐ Semi-annually ☐ Annually

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5. OPTIONAL RIDERS

    (See prospectus for a description of the riders and annual charges. Riders are subject to state availability.)

    DEATH BENEFITS

☐	Highest Anniversary Value Death Benefit

☐	Earnings Benefit (Not available in MN or WA)

    LIVING BENEFITS

☐	Guaranteed Lifetime Withdrawal Benefit (Cannot be selected if Dollar Cost Averaging (Section 7) or Automatic Rebalancing (Section 8) is elected. If you choose this option, do not complete Sections 6, 7 or 8.)

☐	I elect the Optional Death Benefit provided by the Guaranteed Lifetime Withdrawal Benefit

Check one box in each of A, B and C.

A. Choose One Option:	☐ Guardian Target 300	☐ Guardian Target 200	☐ Guardian Target Now

B. Choose One Version:	☐ Single Life ☐ Spousal

C. Choose One Allocation Model:	☐ Conservative	☐ Moderate	☐ Aggressive
	(40% Equity/60% Fixed Income)	(60% Equity/40% Fixed Income)	(80% Equity/20% Fixed Income)

CONSERVATIVE 40/60 MODEL		MODERATE 60/40 MODEL		AGGRESSIVE 80/20 MODEL
Equity		Equity		Equity
RS Core Equity VIP Series	8%	RS Core Equity VIP Series	11%	RS Core Equity VIP Series	16%
Pioneer Cullen Value VCT Portfolio	6%	Pioneer Cullen Value VCT Portfolio	8%	Pioneer Cullen Value VCT Portfolio	11%
Evergreen VA International Equity Fund	5%	Evergreen VA International Equity Fund	5%	Evergreen VA International Equity Fund	8%
BlackRock Large Cap Core V.1. Fund	4%	Fidelity VIP Contrafund Portfolio	5%	Fidelity VIP Contrafund Portfolio	7%
Pioneer Mid Cap Value VCT Portfolio	4%	Pioneer Mid Cap Value VCT Portfolio	5%	Fidelity VIP Mid Cap Portfolio	6%
Fidelity VIP Contrafund Portfolio	3%	BlackRock Large Cap Core V.1. Fund	4%	Pioneer Mid Cap Value VCT Portfolio	6%
Fidelity VIP Mid Cap Portfolio	3%	Fidelity VIP Mid Cap Portfolio	4%	BlackRock Large Cap Core V.1. Fund	5%
Oppenheimer Capital Appreciation Fund/VA	3%	Oppenheimer Capital Appreciation Fund/VA	4%	Oppenheimer Capital Appreciation Fund/VA	5%
Columbia Small Cap Value Fund, Variable Series	2%	Oppenheimer Main Street Small Cap Fund/VA	4%	Oppenheimer Main Street Small Cap Fund/VA	5%
Oppenheimer Main Street Small Cap Fund/VA	2%	AllianceBernstein VPS International Value Fund	2%	AllianceBernstein VPS International Value Fund	3%
		Columbia Small Cap Value Fund, Variable Series	2%	Columbia Small Cap Value Fund, Variable Series	2%
Fixed Income		Franklin Small Cap Value Securities Fund	2%	Franklin Small Cap Value Securities Fund	2%
Oppenheimer Strategic Bond Fund/VA	15%	MFS Utilities Series	2%	MFS Utilities Series	2%
PIMCO Total Return Portfolio	13%	Seligman Communications & Information Portfolio	2%	Seligman Communications & Information Portfolio	2%
RS Investment Quality Bond VIP Series	13%
Franklin US Government Securities Fund	10%	Fixed Income		Fixed Income
RS Low Duration Bond VIP Series	9%	Oppenheimer Strategic Bond Fund/VA	10%	Oppenheimer Strategic Bond Fund/VA	5%
		RS Investment Quality Bond VIP Series	9%	RS Investment Quality Bond VIP Series	5%
		PIMCO Total Return Portfolio	8%	PIMCO Total Return Portfolio	4%
		Franklin US Government Securities Fund	7%	Franklin US Government Securities Fund	3%
		RS Low Duration Bond VIP Series	6%	RS Low Duration Bond VIP Series	3%

EB-015389	Page 3

If you have NOT elected	If you have elected
Guaranteed Lifetime Withdrawal Benefit	Guaranteed Lifetime Withdrawal Benefit,
complete Section 6, below.	skip to Section 9.

6. INVESTMENT ALLOCATION INSTRUCTIONS

Payment Allocation for Contracts WITHOUT Guaranteed Lifetime Withdrawal Benefit
Indicate how you would like to allocate your initial premium payment and future payments. You may allocate your premium in a maximum of 20 allocation options. Whole percentages only; no fractions.

FIXED-RATE OPTION	FIDELITY
% Fixed-Rate Option	% Fidelity VIP Contrafund Portfolio % Fidelity VIP Investment Grade Bond Portfolio % Fidelity VIP Mid Cap Portfolio % Fidelity VIP Overseas Portfolio
RS INVESTMENTS
% RS Core Equity VIP Series
% RS Emerging Markets VIP Series

            % RS Equity Dividend VIP Series

            % RS Global Natural Resources VIP Series

            % RS High Yield Bond VIP Series

            % RS International Growth VIP Series

            % RS Investment Quality Bond VIP Series

            % RS Large Cap Value VIP Series

            % RS Low Duration Bond VIP Series

            % RS MidCap Opportunities VIP Series

            % RS Money Market VIP Series

            % RS Partners VIP Series

            % RS S&P 500 Index VIP Series

            % RS Small Cap Core Equity VIP Series

            % RS Value VIP Series

FRANKLIN TEMPLETON
% Franklin Income Securities Fund
% Franklin Small Cap Value Securities Fund
% Franklin U.S. Government Securities Fund
% Mutual Shares Securities Fund
% Templeton Global Income Securities Fund
% Templeton Growth Securities Fund
MFS
% MFS Growth Series
% MFS New Discovery Series
% MFS Total Return Series
% MFS Utilities Series
% MFS Value Series
INVESCO AIM % AIM V.I. Core Equity Fund % AIM V.I. Global Real Estate Fund % AIM V.I. Mid Cap Core Equity Fund	OPPENHEIMER % Oppenheimer Capital Appreciation Fund/VA

% Oppenheimer International Growth Fund/VA
% Oppenheimer Main Street Small Cap Fund/VA
ALGER	% Oppenheimer Strategic Bond Fund/VA
% Alger American Capital Appreciation Portfolio	PIMCO
ALLIANCE BERNSTEIN	% PIMCO Low Duration Portfolio % PIMCO Real Return Portfolio % PIMCO Total Return Portfolio
% AllianceBernstein International Value Portfolio
BLACKROCK
% BlackRock Global Allocation V.I. Fund	PIONEER
% BlackRock Large Cap Core V.I. Fund	% Pioneer Cullen Value VCT Portfolio
% BlackRock Large Cap Value V.I. Fund	% Pioneer Equity Income VCT Portfolio

COLUMBIA

            % Columbia Asset Allocation Fund, Variable Series

            % Columbia Marsico 21st Century Fund, Variable Series

            % Columbia Marsico Growth Fund, Variable Series

            % Columbia Small Cap Value Fund, Variable Series

            % Columbia Small Company Growth Fund, Variable
Series

% Pioneer Fund VCT Portfolio % Pioneer Mid Cap Value VCT Portfolio

SELIGMAN
% Seligman Communications and Information Portfolio
VALUE LINE
% Value Line Strategic Asset Management Trust VAN KAMPEN % Van Kampen UIF U.S. Mid Cap Value Portfolio % TOTAL (must equal 100%)
DAVIS
% Davis Financial Portfolio
EVERGREEN
% Evergreen VA International Equity Fund
% Evergreen VA Special Values Fund

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7. DOLLAR COST AVERAGING ELECTION (OPTIONAL)

The Dollar Cost Averaging programs are not available if the Guaranteed Lifetime Withdrawal Benefit is elected.

Check One:	☐ I elect Dollar Cost Averaging PLUS. (Please complete Section 7A and 7C.)
☐ I elect Standard Dollar Cost Averaging. (Please complete Section 7B and 7C.)

7A: Dollar Cost Averaging PLUS	Note: The duration of this program may not continue beyond the Annuity Commencement Date.
Choose one of the following exchange options.	☐ 6 Transfer Option ($5,000 Minimum Program Balance)
☐ 12 Transfer Option ($5,000 Minimum Program Balance)

7B: Standard Dollar Cost Averaging	Note: The duration selection may not continue beyond the Annuity Commencement Date.
Choose one of the following monthly exchanges.
RS Money Market VIP Series	Fixed-Rate Option
☐ 12 Months ($10,000 Minimum Program Balance)	☐ 36 Months ($20,000 Minimum Program Balance)
☐ 24 Months ($20,000 Minimum Program Balance)
☐ 36 Months ($20,000 Minimum Program Balance)

7C: Variable Account Allocations Please indicate below the destination fund(s) and the percentage that you would like to transfer each month. Note: You cannot select the Fixed-Rate Option as a destination fund below in either of the DCA programs if you are transferring money from the Fixed-Rate Option. Also, You cannot select the RS Money Market VIP Series as a destination fund below if you elected the RS Money Market VIP Series in Section 7B. You can only invest in a maximum of 20 options at one time (this includes the required Fixed-Rate Option or RS Money Market VIP Series).

RS Core Equity VIP Series	%	Evergreen VA International Equity Fund	%
RS Emerging Markets VIP Series	%	Evergreen VA Special Values Fund	%
RS Equity Dividend VIP Series	%	Fidelity VIP Contrafund Portfolio	%
RS Global Natural Resources VIP Series	%	Fidelity VIP Investment Grade Bond Portfolio	%
RS High Yield Bond VIP Series	%	Fidelity VIP Mid Cap Portfolio	%
RS International Growth VIP Series	%	Fidelity VIP Overseas Portfolio	%
RS Investment Quality Bond VIP Series	%	Franklin Income Securities Fund	%
RS Large Cap Value VIP Series	%	Franklin Small Cap Value Securities Fund	%
RS Low Duration Bond VIP Series	%	Franklin U.S. Government Securities Fund	%
RS MidCap Opportunities VIP Series	%	Mutual Shares Securities Fund	%
RS Money Market VIP Series (from Fixed-Rate Option Only)%		Templeton Global Income Securities Fund	%
RS Partners VIP Series	%	Templeton Growth Securities Fund	%
RS S&P 500 Index VIP Series	%	MFS Growth Series	%
RS Small Cap Core Equity VIP Series	%	MFS Utilities Series	%
RS Value VIP Series	%	MFS Value Series	%
Fixed-Rate Option (from RS Money Market VIP Series Only)%		Oppenheimer Capital Appreciation Fund/VA	%
AIM V.I. Core Equity Fund	%	Oppenheimer International Growth Fund/VA	%
AIM V.I. Global Real Estate Fund	%	Oppenheimer Main Street Small Cap Fund/VA	%
AIM V.I. Mid Cap Core Equity Fund	%	Oppenheimer Strategic Bond Fund/VA	%
Alger American Capital Appreciation Portfolio	%	PIMCO Low Duration Portfolio	%
AllianceBernstein VPS International Value Portfolio	%	PIMCO Real Return Portfolio	%
BlackRock Global Allocation V.I. Fund	%	PIMCO Total Return Portfolio	%
BlackRock Large Cap Core V.I. Fund	%	Pioneer Cullen Value VCT Portfolio	%
BlackRock Large Cap Value V.I. Fund	%	Pioneer Equity Income VCT Portfolio	%
Columbia Asset Allocation Fund,Variable Series	%	Pioneer Fund VCT Portfolio	%
Columbia Small Cap Value Fund,Variable Series	%	Pioneer Mid Cap Value VCT Portfolio	%
Columbia Small Company Growth Fund,Variable Series	%	Seligman Communications and Information Portfolio	%
Columbia Marsico 21st Century Fund,Variable Series	%	Value Line Strategic Asset Management Trust	%
Columbia Marsico Growth Fund,Variable Series	%	Van Kampen UIF U.S. Mid Cap Value Portfolio	%
Davis Financial Portfolio	%	Total:	%

8. AUTOMATIC PORTFOLIO REBALANCING (OPTIONAL)

Automatic portfolio rebalancing will be made in accordance with your future purchase payment investment allocation instructions in Section 6. Please note the following: (1) the minimum beginning balance is $10,000; (2) rebalancing is not available if the Guaranteed Lifetime Withdrawal Benefit or Dollar Cost Averaging is elected; (3) your contract values will automatically be rebalanced on the last business day of each calendar quarter if the percentage allocated to one or more variable investment options has risen or fallen by 5% or more since the previous quarter-end in relation to the allocation percentage; and (4) automatic portfolio rebalancing is for variable investment options only; not the Fixed-Rate Option.

Check the box on the right to authorize Automatic Portfolio Rebalancing:            ☐    I elect Automatic Portfolio Rebalancing.

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9. TELEPHONE CHANGE AUTHORIZATION (OPTIONAL)

If you do not complete this section, you will not be able to make certain changes via telephone. In order to authorize telephone instructions, you must select a Personal Security Code and check the box below.

Select any 5-digit number as your Personal Security Code:	☐	☐	☐	☐	☐	Please keep this number in a safe place for future reference.

☐	By selecting a Personal Security Code, I authorize the Company to accept telephone instructions for transfers among investment options, for changes in future payment allocations, and for address changes.

If you have elected the Guaranteed Lifetime Withdrawal Benefit, you may only make transfers from one allocation model to another; you are allowed one such transfer per quarter.

10. STATEMENT OF ADDITIONAL INFORMATION (OPTIONAL)

☐	Please send me a copy of the Statement of Additional Information to the prospectus.

11. REPLACEMENT INFORMATION (REQUIRED)

IMPORTANT - THIS SECTION MUST BE COMPLETED IN FULL

Do you have an existing life insurance policy or annuity contract?	☐ Yes	☐ No
Is this annuity intended to replace all or part of any other annuity contract or life insurance policy?	☐ Yes	☐ No

If you answer “Yes” to either question, please consult the state’s replacement rules and complete any required replacement forms. Also, please provide the information below on all contracts or policies to be replaced (Attach a separate sheet if necessary):

Insurer Name	Owner Name	Contract/Policy #

12. SIGNATURES (REQUIRED)

Owner Signature

FOR RESIDENTS OF ARKANSAS, KENTUCKY, LOUISIANA, NEW MEXICO, OHIO AND PENNSYLVANIA: Any person who knowingly and with intent to defraud any insurance company or other person files an application for insurance or statement of claim containing any materially false information or conceals for the purpose of misleading, information concerning any fact material thereto, commits a fraudulent insurance act, which is a crime and subjects such person to criminal and civil penalties.

FOR RESIDENTS OF COLORADO: It is unlawful to knowingly provide false, incomplete, or misleading facts or information to an insurance company for the purpose of defrauding or attempting to defraud the company. Penalties may include imprisonment, fines, denial of insurance, and civil damages. Any insurance company or agent of an insurance company who knowingly provides false, incomplete or misleading facts or information to a claimant with regard to a settlement or award payable from insurance proceeds shall be reported to the Colorado Division of Insurance within the Department of Regulatory Agencies.

FOR RESIDENTS OF DISTRICT OF COLUMBIA (WASHINGTON D.C.), MAINE, TENNESSEE, VIRGINIA, AND STATE OF WASHINGTON: It is a crime to knowingly provide false, incomplete or misleading information to any insurance company for the purpose of defrauding the company. Penalties may include imprisonment, fines or a denial of insurance benefits.

FOR RESIDENTS OF MARYLAND: Any person who knowingly and willfully presents a false or fraudulent claim for payment of a loss or benefit or who knowingly and willfully presents false information in an application for insurance is guilty of a crime and may be subject to fines and confinement in prison.

FOR RESIDENTS OF NEW JERSEY: Any person who includes false or misleading information on an application for an insurance policy is subject to criminal and civil penalties.

FOR RESIDENTS OF OKLAHOMA: WARNING: Any person who knowingly, and with intent to injure, defraud or deceive any insurer, makes any claim for the proceeds of an insurance policy containing any false, incomplete or misleading information is guilty of a felony.

As owner of this annuity, I represent the following: (1) To the best of my knowledge and belief, all statements in this application are complete and true and were correctly recorded; (2) I AM IN RECEIPT OF THE CURRENT PROSPECTUS FOR THIS ANNUITY CONTRACT; (3) I understand that all values provided by the contract being applied for that are based on the investment experience of a separate account are variable, may increase or decrease and are not guaranteed as to dollar amount. (4) I understand that the contract applied for will not begin until the later of: (a) contract issue, or (b) GIAC’s receipt of the first contract premium; and (5) I understand that GIAC has the unilateral right to determine if any contract can be issued and that only GIAC can waive or modify any terms of this application or any GIAC contract requirements. Under penalties of perjury, I certify that I am not subject to backup withholding and my correct Social Security or Taxpayer ID# is given above.

Signature of Owner		Signature of Joint Owner (if any)

Signed at City	State	Date

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13. AGENT / REGISTERED REPRESENTATIVE SIGNATURE (REQUIRED)

As Agent/Registered Representative, I certify witnessing the owner(s) signature(s) on this application and that the answer to the following questions are true to the best of my knowledge and belief.

Does this applicant have an existing life insurance policy or annuity contract?	☐ Yes	☐ No

Does this contract replace any existing annuity contract or life insurance policy?	☐ Yes	☐ No

Signature of Agent/Registered Representative		Print Name of Broker/Dealer

Print Name of Agent/Registered Representative		Dealer Branch Office Street Address

E-mail	Branch No./R.R. No.	Branch Office	City	State	Zip

State License # (For Florida Agents Only)		Tel.	Fax

Print Name of Co-Agent/Registered Representative (If any)

E-mail	Branch No./R.R. No.	Note: Please include each agent/representative’s full name and R.R. No. and commission split (if applicable). We cannot process team codes.

State License # (For Florida Agents Only)

AGENT / REGISTERED REPRESENTATIVE USE ONLY (SELECT ONE):            ☐  OPTION A            ☐  OPTION B

Send completed application and check (payable to The Guardian Insurance & Annuity Company, Inc.) to:	Regular Mail: The Guardian Insurance & Annuity Company, Inc. Variable Annuity Administration P.O. Box 26210 Lehigh Valley, PA 18002-6210	Express Mail: The Guardian Insurance & Annuity Company, Inc. Variable Annuity Administration 3900 Burgess Place Bethlehem, PA 18017

This space for use of GIAC

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